UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2015

Starwood Hotels & Resorts Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One StarPoint, Stamford, Connecticut (Address of principal executive offices)	06902 (Zip Code)

Registrant’s telephone number, including area code: (203) 964-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2015, Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) announced that Frits van Paasschen has resigned his positions as the President and Chief Executive Officer of the Company and as a member of its Board of Directors, effective February 13, 2015.

On February 16, 2015, Mr. van Paasschen entered into a Separation Agreement and General Release with the Company (the “Separation Agreement”), pursuant to which his employment with the Company will continue until February 28, 2015. Mr. van Paasschen has also agreed to continue with the Company as a consultant to assist in the transition for a three-month period from March 1, 2015 to May 31, 2015 (the “Consulting Period”). During the Consulting Period, Mr. van Paasschen will receive a monthly consulting fee in the amount of $104,166.67, less all taxes and withholdings.

Pursuant to the Separation Agreement, the Company will pay Mr. van Paasschen a lump sum severance payment equal to $7,187,500.00, payable on June 30, 2015, and one-sixth of Mr. van Paasschen’s bonus earned for 2015, payable in accordance with and subject to the terms of the Company’s Annual Incentive Plan based on actual results for fiscal year 2015, on the earlier of March 15, 2016 or the date such 2015 bonuses are paid to other senior executives. The Company will also pay Mr. van Paasschen all accrued benefits, including his unpaid base salary earned, and any accrued and unpaid vacation pay, through February 28, 2015, his unpaid bonus earned for 2014 in the amount of $1,875,000.00, and unreimbursed expenses. In connection with Mr. van Paasschen’s right to continue participation in any group health care benefit plan sponsored by the Company at Mr. van Paasschen’s own expense under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company has agreed to waive Mr. van Paasschen’s obligation to pay the 2% administrative charge for the first 24 months of such coverage. The Company will also pay Mr. van Paasschen a lump sum payment of $25,225.75 in full satisfaction of the Company’s obligations under Section 3.4(a)(iii) of the Amended and Restated Employment Agreement, dated April 24, 2013, between the Company and Mr. van Paasschen (the “Employment Agreement”).

Except with respect to the performance share awards granted on February 28, 2013 (the “2013 Award”) and February 28, 2014 (the “2014 Award”, and together with the 2013 Award, the “Performance Share Awards”), following the ordinary course vesting of his outstanding compensatory equity awards through February 28, 2015, Mr. van Paasschen will immediately cease vesting in, and immediately forfeit all right, title and interest in or to, all then outstanding but unvested or unearned equity awards, including but not limited to stock options, restricted stock, and deferred units. With respect to each of the Performance Share Awards, at the conclusion of the 3 year performance periods, when the Compensation Committee determines actual performance for each such award for current employees, Mr. Paasschen will become vested in two-thirds of the number of shares that would otherwise have been earned under the 2013 Award based on actual performance, and one-third of the of the number of shares that would otherwise have been earned under the 2014 Award, as determined based on actual performance. To the extent Mr. van Paasschen has account balances under the Starwood Hotels & Resorts Worldwide, Inc. Deferred Compensation Plan or Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan, such balances will be distributed in accordance with such plan and the elections that Mr. van Paasschen previously made with respect thereto.

Mr. van Paasschen agreed to release the Company, its affiliates and their directors, officers and employees from any claims that he may have against any of them.

Mr. van Paasschen agreed that during the two-year period commencing from the effective date of the Separation Agreement, he will not (1) acquire any equity securities of the Company, offer to enter into any merger or other business combination involving the Company or acquire voting control of the Company, or propose or disclose any request for consent of any of the foregoing, (2) engage in any business that competes with the Company in any geographic area where the Company then conducts business, or (3) solicit any of the Company’s employees or customers.

The Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The Employment Agreement was terminated pursuant to, and superseded by, the Separation Agreement, except as provided therein, effective February 16, 2015.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

Effective February 14, 2015, the Board of Directors of the Company appointed Adam Aron, a member of the Board of Directors, as the interim Chief Executive Officer. Prior to Mr. Aron’s appointment as interim Chief Executive Officer, he resigned as a member of the Corporate Governance and Nominating Committee and the Capital Committee, effective as of February 14, 2015. The Company announced that the Board of Directors will conduct a search for a permanent Chief Executive Officer that will evaluate both internal and external candidates. Mr. van Paasschen will continue with the Company as a consultant to assist in the transition.

Mr. Aron, 60, has been a member of the Company’s Board of Directors since 2006. Since 2006, he has also been a Senior Operating Partner at Apollo Management L.P. and Chief Executive Officer of World Leisure Partners, Inc., a leisure-related consultancy. He served as Chief Executive Officer of the Philadelphia 76ers from 2011 through 2013. From 1996 through 2006, Mr. Aron was Chairman and Chief Executive Officer of Vail Resorts, Inc., an owner and operator of ski resorts and hotels. From 1993 through 1996, he was President and Chief Executive Officer of Norwegian Cruise Line. Earlier in his career, Mr. Aron was Senior Vice President of Marketing for United Airlines and for the Hyatt Hotels Corporation. Mr. Aron is a director of Prestige Cruise Holdings and Norwegian Cruise Line Holdings and a member of the Council on Foreign Relations.

There is no arrangement or understanding between Mr. Aron and any other person pursuant to which he was appointed as interim Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement and General Release, dated February 16, 2015, by and between Starwood Hotels & Resorts Worldwide, Inc. and Frits van Paasschen.

99.1	Press release dated February 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

By:	/s/ Kenneth S. Siegel
Name:	Kenneth S. Siegel
Title:	Chief Administrative Officer, General Counsel and Secretary

Date: February 17, 2015